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                                                                    EXHIBIT 11

                     HealthGrades.com, Inc. and Subsidiaries

                        Computation of Per Share Earnings

                                                   FOR THE           FOR THE            FOR THE           FOR THE
                                                    THREE             THREE               SIX               SIX
                                                   MONTHS            MONTHS             MONTHS            MONTHS
                                                    ENDED             ENDED              ENDED             ENDED
                                                JUNE 30, 2000      JUNE, 1999        JUNE 30, 2000      JUNE, 1999
                                                -------------     ------------       -------------     -----------
              Weighted average
                 Shares outstanding              21,522,105        15,686,434         17,512,743        16,031,953

              Effect of dilutive securities:
                 Employee stock options                  --           702,114                 --           351,149
                                                -----------       -----------        -----------       -----------

              Weighted average number of
                 Common shares and common
                 Share equivalents used in
                 Computation                     21,522,105        16,388,548         17,512,743        16,383,102
                                                ===========       ===========        ===========       ===========
              Net (loss) income                 $  (424,195)      $ 2,169,073        $(2,564,612)      $ 1,876,249
                                                ===========       ===========        ===========       ===========
              Net (loss) income per common
                 share (basic)                  $     (0.02)      $      0.14        $     (0.15)      $      0.12
                                                ===========       ===========        ===========       ===========
              Net (loss) income  per common
                 share (diluted)                $     (0.02)      $      0.13        $     (0.15)      $      0.11
                                                ===========       ===========        ===========       ===========




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